                                                                   EXHIBIT 10.30

                       SEABRIGHT INSURANCE HOLDINGS, INC.

                            EXECUTIVE STOCK AGREEMENT

            THIS AGREEMENT is made as of June 30, 2004, between SeaBright Insurance Holdings, Inc., a Delaware corporation (the "Company"), and James Louden Borland III ("Executive").

            The Company and Executive desire to enter into an agreement pursuant to which Executive shall purchase, and the Company shall sell, 60 shares of the Company's Series A Preferred Stock, par value $.01 per share (the "Executive Stock"). Certain definitions are set forth in paragraph 4 of this Agreement. The Executive Stock to be purchased by Executive hereunder is intended to qualify for an exemption from the registration requirements under the 1933 Act, pursuant to Rule 701 of the 1933 Act.

            The parties hereto agree as follows:

            1. Purchase and Sale of Executive Stock.

            (a) Upon the execution and delivery of this Agreement, Executive shall purchase, and the Company shall sell, 60 shares of Executive Stock at a price of $100.00 per share. The Company shall deliver to Executive the certificates representing such shares of Executive Stock, and Executive shall deliver to the Company a wire transfer of funds in the aggregate amount of $6,000.

            (b) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

                  (i) The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                  (ii) Executive is an officer of the Company or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

                  (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                  (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested. Executive has reviewed, or has had an opportunity to review the Company's Certificate of Incorporation and Bylaws.

                  (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                  (vi) Executive has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which Executive is a party or by which Executive is bound. Executive agrees to notify the Board of any matter (including, but not limited to, any potential acquisition by the Company) which, to Executive's knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

                  (vii) Executive is a resident of the State of Washington.

            (c) As an inducement to the Company to issue the Executive Stock to Executive, as a condition thereto, Executive acknowledges and agrees that:

                  (i) neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time; and

                  (ii) the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Stock upon the termination of Executive's employment with the Company and its Subsidiaries or as otherwise provided hereunder.

            2. Repurchase Option.

            (a) In the event that Executive ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees) shall be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this paragraph 2 (the "Repurchase Option").

            (b) In the event the Repurchase Option is exercised, the purchase price for each share of Executive Stock shall be the Fair Market Value thereof as of the date of Termination.

            (c) The Company (or its designee(s)) may elect to purchase all or any portion of the Executive Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 90 days after the Termination. The Repurchase Notice shall set forth the number and type of shares of Executive Stock to be acquired from each holder of Executive Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares). The number of shares of Executive Stock to be repurchased hereunder shall be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of shares of Executive Stock to be purchased from such persons.

            (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. If more than one Investor elects to purchase the Executive Stock, the shares of Executive Stock shall be allocated among the Investors pro rata according to the number of shares of Convertible Preferred Stock owned by each Investor on a fully-diluted basis (assuming conversion of the Company's Convertible Preferred Stock). As soon as practicable, and in any event within five days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Stock as to the number and type of shares being purchased from such holder by the Investors (the "Supplemental Repurchase Notice").

            (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of, in the case of each Investor, a check or wire transfer of funds. The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares

(including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

            (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled to make, the time periods provided in this paragraph 2 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

            (g) The right of the Company and the Investors to repurchase Executive Stock hereunder shall terminate upon the first to occur of a Sale of the Company or an IPO (as each such term is defined in that certain Stockholders Agreement, dated as of the date hereof, by and among the Company and the Stockholders (including Executive) named therein, as the same may be amended or modified from time to time in accordance with its terms).

            3. Additional Restrictions on Transfer.

            (a) Legend. The certificates representing the Executive Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 30, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT BETWEEN THE COMPANY AND JAMES LOUDEN BORLAND III DATED AS OF JUNE 30, 2004, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

            (b) Opinion of Counsel. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

            (c) Holdback. Each holder of Executive Stock agrees not to effect any public sale or distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

            4. Definitions.

            "1933 Act" means the Securities Act of 1933, as amended from time to time.

            "Board" means the Company's Board of Directors.

            "Cause" shall have the meaning given to such term in that certain Employment Agreement, dated as of the date hereof, by and between the Company and Executive (as the same may be modified or amended from time to time in accordance with its terms).

            "Executive Stock" shall continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

            "Fair Market Value" of each share of Executive Stock means the fair value thereof as determined in good faith by the Board.

            "Investors" means Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund (QP), L.P., Summit V Advisors Fund, L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P. and Summit Investors VI, L.P., and their respective successors and assigns.

            "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

            "Sellers" means Kemper Employers Group, Inc., a Washington corporation, Lumbermens Mutual Casualty Company, an Illinois domiciled mutual insurance company, Eagle Pacific Insurance Company, a Washington domiciled insurance company, and Pacific Eagle Insurance Company, a California domiciled insurance company.

            "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

            5. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

            To the Company:

            SeaBright Insurance Holdings, Inc.
            2101 4th Avenue, Suite 1600
            Seattle, WA  98121
            Attn: Chief Executive Officer
            Telecopy: 206-448-4442

            with copies to:

            Summit Partners, L.P.
            499 Hamilton Avenue
            Palo Alto, California 94301
            Attn: Peter Y. Chung
                  J. Scott Carter
            Telecopy: (650) 321-1188

            Kirkland & Ellis
            200 East Randolph
            Chicago, IL 60601
            Attn: Ted H. Zook, P.C.
                  Stephen D. Oetgen
            Telecopy: (312) 861-2200

            To Executive:

            Mr. James Louden Borland III

            ____________________________
            ____________________________

            To the Investors:

            c/o Summit Partners, L.P.
            499 Hamilton Avenue
            Palo Alto, California 94301
            Attn: Peter Y. Chung
                  J. Scott Carter
            Telecopy: (650) 321-1188
            with copies to:

            Kirkland & Ellis
            200 East Randolph
            Chicago, IL 60601
            Attn: Ted H. Zook, P.C.
                  Stephen D. Oetgen
            Telecopy: (312) 861-2200

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

            6. General Provisions.

            (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

            (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written consent of the Company and the Investors owning a majority of the Company's Convertible Preferred Stock owned by all of the Investors.

            (f) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            (g) Remedies. Each of the parties to this Agreement (including the Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

            (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investors owning a majority of the Company's Convertible Preferred Stock owned by all of the Investors.

            (i) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investors as provided herein to the same extent as if the Investors were parties hereto.

            (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

            (k) Deemed Purchase of Executive Stock. If the Company or any other Person has elected to acquire shares of Executive Stock as provided in this Agreement, and the Company and/or such Person (as applicable) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Stock to be purchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such securities are to be purchased shall no longer have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with this Agreement), and such securities shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or any other Person acquiring securities) shall be deemed the owner and holder of such securities, whether or not the certificates therefor have been delivered as required by this Agreement.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        SEABRIGHT INSURANCE HOLDINGS, INC.

                                        By  /s/ John G. Pasqualetto
                                          ------------------------------------

                                        Its President

                                              /s/ James Louden Borland III
                                          ------------------------------------
                                                James Louden Borland III

                                     CONSENT

            The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Executive Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Series A Preferred Stock under certain circumstances and imposes other restrictions on the transfer of such Series A Preferred Stock. I agree that my spouse's interest in the Series A Preferred Stock is subject to this Agreement and any interest I may have in such Series A Preferred Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

            I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

                                          --------------------------------------
                                          Name of Spouse

                                          --------------------------------------
                                          Witness